Fidelity Bond Coverage

Underwriter:	Continental Casualty Company

Period for which premiums have been paid: From 12:01 a.m. on 8/19/2010 to 12:01 a.m. on 8/19/2011.

Policy Number:  169906855

Company	Coverage	Premium
Adviser Managed Trust	$40,000,000	$0.00